Exhibit 10.2

REGISTRATION RIGHTS AGREEMENT
This Registration Rights Agreement (this “Agreement”) is made as of August 11, 2017, by and between Performant Financial Corporation, a Delaware corporation (the “Company”), and ECMC Group, Inc. (the “Investor”). Unless otherwise defined herein, capitalized terms used in this Agreement have the respective meanings ascribed to them in Section 1.
RECITALS
WHEREAS, the Company and the Investor wish to provide for certain arrangements with respect to the registration of the Registrable Securities (as defined below) by the Company under the Securities Act (as defined below).
NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and other consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
Section 1
Definitions
1.1    Certain Definitions. In addition to the terms defined elsewhere in this Agreement, as used in this Agreement, the following terms have the respective meanings set forth below:
(a)    “Board” shall mean the Board of Directors of the Company.
(b)    “Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.
(c)    “Common Stock” shall mean the common stock of the Company, $.0001 par value per share.
(d)    “Credit Agreement” shall mean that certain Credit Agreement of even date hereof between Performant Business Services, Inc., a Nevada corporation and wholly-owned subsidiary of the Company, and the Investor, as may be amended or restated from time to time.
(e)    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.
(f)    “Person” shall mean any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

(g)    “Registrable Securities” shall mean the shares of Common Stock issued or issuable upon the exercise of the Warrants now owned or hereafter acquired by the Investor.
(h)    The terms “register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act, and such Registration Statement becoming effective under the Securities Act.
(i)    “Registration Expenses” shall mean all expenses incurred by the Company in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company and the reasonable legal expenses of one special counsel for the Investor (if different from the Company’s counsel and if such counsel is reasonably approved by the Company) per underwritten public offering (“Special Counsel”), blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses.
(j)    “Registration Statement” means any registration statement of the Company filed with, or to be filed with, the SEC under the Securities Act, including the related prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement as may be necessary to comply with applicable securities laws.
(k)    “Rule 144” shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.
(l)    “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.
(m)    “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities, the fees and expenses of any legal counsel and any other advisors of the Investor engaged (other than the Special Counsel), and all similar fees and commissions relating to the Investor’s disposition of the Registrable Securities.
(n)    “Warrant(s)” shall mean each warrant to purchase shares of Common Stock issued to the Investor pursuant to terms of the Credit Agreement.
Section 2
Resale Registration Rights

2.1    Resale Registration Rights.
(a)    Promptly, but in no event later than thirty (30) days following the date hereof, and promptly following the subsequent issuance of any additional Warrant after the date hereof, the Company shall prepare and file with the Commission a Registration Statement on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance with the Securities Act) covering the resale of the Registrable Securities by the Investor (the “Resale Registration Shelf”). Such Resale Registration Shelf shall include a “final” prospectus, including the information required by Item 507 and Item 508 of Regulation S-K of the Securities Act, as provided by the Investor in accordance with Section 2.7. Notwithstanding the foregoing, before filing the Resale Registration Shelf, the Company shall furnish to the Investor a copy of the Resale Registration Shelf and afford the Investor an opportunity to review and comment on the Resale Registration Shelf. The Company’s obligation pursuant to this Section 2.1(a) is conditioned upon the Investor providing the information contemplated in Section 2.7.
(b)    The Company shall use its best efforts to cause the Resale Registration Shelf and related prospectuses to become effective as promptly as practicable after filing. The Company shall use its best efforts to cause such Resale Registration Shelf to remain effective under the Securities Act until the earlier of the date (i) all Registrable Securities covered by the Resale Registration Shelf have been sold or may be sold freely without limitations or restrictions as to volume or manner of sale pursuant to Rule 144, which for purposes of clarification, the Investor shall be deemed to be able to sell freely without limitation or restriction as to volume or manner of sale under Rule 144 if the Investor is able to treat the original issue date of any shares of Common Stock issued pursuant to the exercise of a Warrant back to the original issue date of a Warrant by completing a cashless exercise pursuant to Section 1.2 of a Warrant and based on such original issue date, the applicable holding period has expired, or (ii) all Registrable Securities covered by the Resale Registration Shelf otherwise cease to be Registrable Securities pursuant to Section 2.9 hereof. The Company shall promptly, and within two (2) business days after the Company confirms effectiveness of the Resale Registration Shelf with the Commission, notify the Investor of the effectiveness of the Resale Registration Shelf.
(c)    Deferral and Suspension. At any time after being obligated to file a Resale Registration Shelf, or after any Resale Registration Shelf has become effective, the Company may defer the filing of or suspend the use of any such Resale Registration Shelf or Prospectus, upon giving written notice of such action to the Investor with a certificate signed by the Principal Executive Officer of the Company stating that in the good faith judgment of the Board, the filing or use of any such Resale Registration Shelf or Prospectus covering the Registrable Securities would be seriously detrimental to the Company or its stockholders at such time and that the

Board concludes, as a result, that it is in the best interests of the Company and its stockholders to defer the filing or suspend the use of such Resale Registration Shelf or Prospectus at such time. The Company shall have the right to defer the filing of or suspend the use of such Resale Registration Shelf or Prospectus for a period of not more than one hundred twenty (120) days from the date the Company notifies the Investor of such deferral or suspension; provided that the Company shall not exercise the right contained in this Section 2.1(c) more than once in any twelve-month period. In the case of the suspension of use of any effective Resale Registration Shelf, the Investor, immediately upon receipt of notice thereof from the Company, shall discontinue any offers or sales of Registrable Securities pursuant to such Resale Registration Shelf until advised in writing by the Company that the use of such Resale Registration Shelf may be resumed. In the case of a deferred Resale Registration Shelf filing, the Company shall provide prompt written notice to the Investor of the Company’s decision to file or seek effectiveness of the Resale Registration Shelf following such deferral. In the case of either a suspension of use of, or deferred filing of, any Resale Registration Shelf or Prospectus, the Company shall not, during the pendency of such suspension or deferral, be required to take any action hereunder (including any action pursuant to Section 2.2 hereof) with respect to the registration or sale of any Registrable Securities pursuant to any such Resale Registration Shelf.
2.2    Sales and Underwritten Offerings of the Registrable Securities.
(a)    Once a Resale Registration Shelf filing has been declared effective, the Investor may request, and the Company shall be required to facilitate, subject to the limitations set forth in this Section 2.2, an unlimited number of underwritten public offerings with respect to each such Resale Registration Shelf, to effect the sale or distribution of Registrable Securities.
(b)    If the Investor intends to effect an underwritten public offering pursuant to a Resale Registration Shelf to sell or otherwise distribute Registrable Securities, the Investor shall so advise the Company and provide as much notice to the Company as reasonably practicable.
(c)    In connection with any offering initiated by the Investor pursuant to this Section 2.2 involving an underwriting of shares of Registrable Securities, the Investor shall be entitled to select the underwriter or underwriters for such offering, subject to the consent of the Company, such consent not to be unreasonably withheld, conditioned or delayed.
(d)    In connection with any offering initiated by the Investor pursuant to this Section 2.2 involving an underwriting of shares of Registrable Securities, the Company shall not be required to include any of the Registrable Securities in such underwriting unless the Investor (i) enters into an underwriting agreement in customary form with the underwriter or underwriters, (ii) accepts customary terms in such underwriting agreement with regard to representations and warranties relating to ownership of the Registrable Securities and authority and power to enter into such underwriting agreement and (iii) completes and executes all questionnaires, powers of attorney, custody agreements, indemnities and other documents as may be reasonably requested by such underwriter or underwriters. Further, the Company shall not be required to include any of the Registrable Securities in such underwriting if the underwriter, underwriters or the Investor require the Company to participate in any marketing, road show or comparable activity that may be required to complete the orderly sale of shares by the underwriter or underwriters.
2.3    Fees and Expenses. Except as otherwise may be agreed upon between the Investor and the Company, all Registration Expenses incurred in connection with registrations pursuant to this Agreement shall be borne by the Company. All Selling Expenses relating to securities registered on behalf of the Investor shall be borne by the Investor.
2.4    Registration Procedures. In the case of each registration of Registrable Securities effected by the Company pursuant to Section 2.1 hereof, the Company shall use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof and keep the Investor advised as to the initiation of each such registration and as to the status thereof, and pursuant thereto the Company shall as expeditiously as possible (unless waived by the Investor):
(a)    prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectuses used in connection with such Registration Statement as may be necessary to keep such Registration Statement effective and current and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement;
(b)    furnish to the Investor such numbers of copies of a prospectus, including preliminary prospectuses, in conformity with the requirements of the Securities Act, and such other documents as the Investor may reasonably request in order to facilitate the disposition of Registrable Securities;
(c)    use its reasonable best efforts to register and qualify the Registrable Securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions in the United States as shall be reasonably requested by the Investor, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;
(d)    in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering and do any and all other acts and things which may be reasonably necessary or advisable to enable the Investor to consummate the disposition in such jurisdictions of the Registrable Securities;
(e)    promptly notify the Investor at any time when a prospectus relating to a Registration Statement covering any Registrable Securities is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company shall use its best efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;
(f)    provide a transfer agent and registrar for all Registrable Securities registered pursuant to such Registration Statement and, if required, a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;
(g)    if requested by the Investor, use best efforts to cause the Company’s transfer agent to remove any restrictive legend from any Registrable Securities being transferred by the Investor pursuant to a Resale Registration Shelf or Company Registration Shelf, within two business days following such request;
(h)    cause to be furnished, at the request of the Investor, on the date that Registrable Securities are delivered to underwriters for sale in connection with an underwritten offering pursuant to this Agreement, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, (ii) a letter or letters from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, and (iii) such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature;
(i)    make available for inspection by the Investor, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by the Investor or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement;
(j)    in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in such Registration Statement for sale in any jurisdiction, the Company shall use its best efforts promptly to obtain the withdrawal of such order;
(k)    cause all such Registrable Securities included in a Registration Statement pursuant to this Agreement to be listed on each securities exchange or other securities trading markets on which Common Stock is then listed;
(l)    use best efforts to cause such Registrable Securities covered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities in the United States or any political subdivisions thereof as may be necessary to enable the Investor to consummate the disposition of such Registrable Securities;
(m)    if the Company did not pay the filing fee covering the Registrable Securities at the time a Resale Registration Shelf is filed, pay such fee at such time or times as the Registrable Securities are to be sold; and
(n)     if a Resale Registration Shelf has been outstanding for at least three (3) years, at the end of the third year, refile a new Resale Registration Shelf covering the Registrable Securities, and, if at any time when the Company is required to re-evaluate its WKSI status the Company determines that it is not a WKSI, use its best efforts to refile the Resale Registration Shelf on Form S-3 and, if such form is not available, Form S-1 and keep such Registration Statement effective during the period during which such Registration Statement is required to be kept effective.
2.5    The Investor’s Obligations.
(a)    Discontinuance of Distribution. The Investor agrees that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in Section 2.4(e) hereof, the Investor shall immediately discontinue disposition of Registrable Securities pursuant to the Resale Registration Shelf until the Investor’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.4(e) hereof or receipt of notice that no supplement or amendment is required and that the Investor’s disposition of the Registrable Securities may be resumed. The Company may provide appropriate stop orders to enforce the provisions of this Section 2.5(a).

(b)    Compliance with Prospectus Delivery Requirements. The Investor covenants and agrees that it shall comply with the prospectus delivery requirements of the Securities Act as applicable to it or an exemption therefrom in connection with sales of Registrable Securities pursuant to any Registration Statement filed by the Company pursuant to this Agreement.
(c)    Notification of Sale of Registrable Securities. The Investor covenants and agrees that it shall notify the Company following the sale of Registrable Securities to a third party as promptly as reasonably practicable, and in any event within thirty (30) days, following the sale of such Registrable Securities.
2.6    Indemnification.
(a)    To the extent permitted by law, the Company shall indemnify the Investor, and, as applicable, its officers, directors, agents, employees and constituent partners, legal counsel for the Investor and each Person controlling the Investor (the “Investor Indemnified Parties”), with respect to which registration, related qualification, or related compliance of Registrable Securities has been effected pursuant to this Agreement, and each underwriter, if any, and each Person who controls any underwriter within the meaning of the Securities Act against all claims, losses, damages, or liabilities (or actions in respect thereof) to the extent such claims, losses, damages, or liabilities arise out of or are based upon (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or other document (including any related Registration Statement) incident to any such registration, qualification, or compliance, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification, or compliance; and the Company shall pay as incurred to the Investor, any Investor Indemnified Parties, each such underwriter, and each Person who controls the Investor or underwriter, any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action; provided, however, that the indemnity contained in this Section 2.6(a) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability, or action if settlement is effected without the consent of the Company (which consent shall not unreasonably be withheld); and provided, further, that the Company shall not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based upon any violation by such Investor of the obligations set forth in Section 2.5 hereof or any untrue statement or omission contained in such prospectus or other document based upon written information furnished to the Company by the Investor, such underwriter, or such controlling Person and stated to be for use therein.
(b)    To the extent permitted by law, the Investor shall, if Registrable Securities held by the Investor are included for sale in the registration and related qualification and compliance effected pursuant to this Agreement, indemnify the Company, each of its directors, each officer of the Company who signs the applicable Registration Statement, each legal counsel and each underwriter of the Company’s securities covered by such a Registration Statement, each Person who controls the Company or such underwriter within the meaning of the Securities Act against all claims, losses, damages, and liabilities (or actions in respect thereof) arising out of or based upon (i) any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, or related document, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by such Investor of Section 2.5 hereof, the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law applicable to such Investor and relating to action or inaction required of such Investor in connection with any such registration and related qualification and compliance, and shall pay as incurred to such persons, any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in (and such violation pertains to) such Registration Statement or related document in reliance upon and in conformity with written information furnished to the Company by such Investor and stated to be specifically for use therein; provided, however, that the indemnity contained in this Section 2.6(b) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability, or action if settlement is effected without the consent of such Investor (which consent shall not unreasonably be withheld); provided, further, that such Investor’s liability under this Section 2.6(b) (when combined with any amounts such Investor is liable for under Section 2.6(d)) shall not exceed such Investor’s net proceeds from the offering of securities made in connection with such registration.
(c)    Promptly after receipt by an indemnified party under this Section 2.6 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 2.6, notify the indemnifying party in writing of the commencement thereof and generally summarize such action. The indemnifying party shall have the right to participate in and to assume the defense of such claim; provided, however, that the indemnifying party shall be entitled to select counsel for the defense of such claim with the approval of any parties entitled to indemnification, which approval shall not be unreasonably withheld; provided further, however, that if either party reasonably determines that there may be a conflict between the position of the Company and the

Investor in conducting the defense of such action, suit, or proceeding by reason of recognized claims for indemnity under this Section 2.6, then counsel for such party shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interest of such party. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to the ability of the indemnifying party to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 2.6, but the omission so to notify the indemnifying party shall not relieve such party of any liability that such party may have to any indemnified party otherwise than under this Section 2.6.
(d)    If the indemnification provided for in this Section 2.6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. In no event, however, shall (i) any amount due for contribution hereunder be in excess of the amount that would otherwise be due under Section 2.6(a) or Section 2.6(b), as applicable, based on the limitations of such provisions and (ii) a Person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) be entitled to contribution from a Person who was not guilty of such fraudulent misrepresentation.
(e)    Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control; provided, however, that the failure of the underwriting agreement to provide for or address a matter provided for or addressed by the foregoing provisions shall not be a conflict between the underwriting agreement and the foregoing provisions.
(f)    The obligations of the Company and the Investor under this Section 2.6 shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Agreement or otherwise.

2.7    Information. The Investor shall cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Resale Registration Shelf, including by furnishing to the Company such information regarding the Investor and the distribution proposed by the Investor as the Company may reasonably request and as shall be reasonably required in connection with any registration referred to in this Agreement. The Investor agrees to, as promptly as practicable (and in any event prior to any sales made pursuant to a Prospectus), furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by the Investor not misleading. The Investor agrees to keep confidential the receipt of any notice received pursuant to Section 2.4(e) and the contents thereof, except as required pursuant to applicable law.
2.8    Rule 144 Requirements. With a view to making available to the Investor the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the Commission that may at any time permit the Investor to sell Registrable Securities to the public without registration, the Company agrees to use its best efforts to:
(a)    make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act at all times after the date hereof;
(b)    file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;
(c)    prior to the filing of the Resale Registration Shelf or any amendment thereto (whether pre-effective or post-effective), and prior to the filing of any prospectus or prospectus supplement related thereto, to provide the Investor with copies of all of the pages thereof (if any) that reference the Investor; and
(d)    furnish to the Investor, so long as the Investor owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested by an Investor in availing itself of any rule or regulation of the Commission which permits an Investor to sell any such securities without registration.
2.9    Termination of Status as Registrable Securities. The Registrable Securities shall cease to be Registrable Securities upon the earliest to occur of the following events: (i) such Registrable Securities have been sold pursuant to an effective Registration Statement; (ii) such Registrable Securities have been sold by the Investor pursuant to Rule 144 (or other similar rule), (iii) such Registrable Securities may be resold by the Investor holding such Registrable Securities without limitations as to volume or manner of sale pursuant to Rule 144, which for purposes of clarification, the Investor shall be deemed to be able to sell freely without limitation or restriction as to volume or manner of sale under Rule 144 if the Investor is able to treat the original issue date of any shares of Common Stock issued pursuant to the exercise of a Warrant back to the original issue date of a Warrant by completing a cashless exercise pursuant to Section 1.2 of a Warrant and based on such original issue date, the applicable holding period has expired; or (iv) ten (10) years after the date of this Agreement.
Section 3
Miscellaneous
3.1    Amendment. No amendment, alteration or modification of any of the provisions of this Agreement shall be binding unless made in writing and signed by each of the Company and the Investor.
3.2    Injunctive Relief. It is hereby agreed and acknowledged that it shall be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved Person shall be irreparably damaged and shall not have an adequate remedy at law. Any such Person shall, therefore, be entitled (in addition to any other remedy to which it may be entitled in law or in equity) to injunctive relief, including, without limitation, specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.
3.3    Notices. All notices required or permitted under this Agreement must be in writing and sent to the address or email address identified below. Notices must be given: (a) by personal delivery, with receipt acknowledged; (b) by email or other form of electronic transmission followed by hard copy delivered by the methods under clause (c) or (d); (c) by prepaid certified or registered mail, return receipt requested; or (d) by prepaid reputable overnight delivery service. Notices shall be effective upon receipt. Either party may change its notice address by providing the other party written notice of such change. Notices shall be delivered as follows:
If to the Investor:     ECMC Group, Inc.
111 Washington Avenue South, Suite 1400
Minneapolis, MN 55401
Attention: [ ]

with a copy to:        Fox Rothschild LLP
Campbell Mithun Tower – Suite 2000
222 South Ninth Street
Minneapolis, MN 55402

Attention: Christopher Scotti
cscotti@foxrothschild.com

If to the Company:     Performant Financial Corporation
333 North Canyons Parkway
Livermore, CA 94551
Attention: Lisa Im, Chief Executive Officer
lim@performantcopr.com
with a copy to:        Pillsbury Winthrop Shaw Pittman LLP
Four Embarcadero Center, 22nd Floor
San Francisco, CA 94111
Attention: Blair White
blair.white@pilsburylaw.com
3.4    Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.
3.5    Successors, Assigns and Transferees. Any and all rights, duties and obligations hereunder shall not be assigned, transferred, delegated or sublicensed by any party hereto without the prior written consent of the other party; provided, however, that the Investor shall be entitled to assign all or any portion of its rights under this Agreement if it obtains the prior written consent of the Company, which shall not be unreasonably withheld; provided that the Company’s consent shall not be required if the assignee is a wholly owned subsidiary of the Investor or if an Event of Default (as such term is defined in the Credit Agreement) has then occurred and is continuing, in each case other than any such assignment to a Competitor (as such term is defined in the Credit Agreement). Any transfer or assignment made other than as provided in the first sentence of this Section 3.5 shall be null and void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto.
3.6    Entire Agreement. This Agreement, together with any exhibits hereto, constitute the entire agreement between the parties relating to the subject matter hereof and all previous agreements or arrangements between the parties, written or oral, relating to the subject matter hereof.
3.7    Waiver. No failure on the part of either party hereto to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of either party hereto in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver thereof; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.
3.8    Severability. If any part of this Agreement is declared invalid or unenforceable by any court of competent jurisdiction, such declaration shall not affect the remainder of the Agreement and the invalidated provision shall be revised in a manner that shall render such provision valid while preserving the parties’ original intent to the maximum extent possible.
3.9    Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.
3.10    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties that execute such counterparts (including by facsimile or other electronic means), and all of which together shall constitute one instrument.
3.11    Term and Termination. The Investor’s rights to demand the registration of the Registrable Securities under this Agreement, as well as the Company’s obligations under Section 2.2 hereof, shall terminate automatically once all Registrable Securities cease to be Registrable Securities pursuant to the terms of Section 2.9 of this Agreement.
[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement effective as of the day, month and year first above written.
PERFORMANT FINANCIAL CORPORATION
a Delaware Corporation
By:
Name:    Lisa Im
Title:    Chief Executive Officer
ECMC GROUP, INC.
a Delaware corporation
By:
Name:
Title:

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